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                      [Fekete Associates Inc. Letterhead]





                                    CONSENT


BOARD OF DIRECTORS AND SHAREHOLDERS

FOREST OIL CORPORATION:


We hereby consent to the use of our report dated December 21, 1995, evaluating the crude oil, natural gas and natural gas liquids reserves, and the future net revenues and net present value of such reserves attributable to the properties of Saxon Petroleum Inc. as at December 31, 1995 included as Appendix B to the Prospectus forming a part of the Registration Statement on Form S-2 of Forest Oil Corporation, and to the reference to our firm under the heading "Experts" in such prospectus.




                                       Fekete Associates Inc.

                                       Oil and Gas Reservoirs Engineers



Calgary, Alberta                            PERMIT TO PRACTICE
                                           FEKETE ASSOCIATES INC.
January 2, 1996
                                       Signature /s/ Gary D. Metcalfe
                                                 --------------------
                                       Date         95/12/27
                                            -------------------------
                                           PERMIT NUMBER: P 4676
                                    The Association of Professional Engineers,
                                     Geologists and Geophysicists of Alberta